Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report dated January 13, 2011 of Daleco Resources Corporation and Subsidiaries (the “Company”) on Form 10-K for the period ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Amended Report”), I, Gary J. Novinskie, Interim Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Amended Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date and for the periods expressed in the Amended Report.

/s/ Gary J. Novinskie
Gary J. Novinskie
Interim Chief Executive Officer and President

November 4, 2011

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.